Exhibit 10.20

KRISPY KREME DOUGHNUT CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN

EFFECTIVE OCTOBER 1, 2000

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KRISPY KREME DOUGHNUT CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
ARTICLE 1
PURPOSE; EFFECTIVE DATE
     The purpose of this Nonqualified Deferred Compensation Plan is to enable the Company’s executives to have the same opportunity to defer compensation as is available to other employees of the Company under the Retirement Savings Plan. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan is a nonqualified deferred compensation plan intended to be an unfunded plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The Plan shall be effective as of October 1, 2000.
ARTICLE 2
DEFINITIONS
     Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different meaning is expressly provided:
     2.1 “Account” means the separate account established and maintained for each Participant which represents his or her interest in the Plan as of any date, as adjusted for Deferral Contributions, Earnings, distributions, and other factors that may affect the value of such Account.
     2.2 “Beneficiary” means the person, persons or entity entitled under Section 7 to receive any Plan benefits payable after a Participant’s death.
     2.3 “Board” means the Board of Directors of the Company.
     2.4 “Change in Control” means the date on which the earlier of the following Events occurs:
     (a) The acquisition by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”);
     (b) The merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation;
     (c) The transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; or
     (d) The election to the Board of Directors of the Company of three directors without the recommendation or approval of the incumbent Board of Directors of the Company.

     2.5 “Code” means the Internal Revenue Code of 1986, as amended, or any other provision of law of similar purpose as may at any time be substituted therefor.
     2.6 “Committee” means the Compensation Committee of the Board or its designee, pursuant to Section 8.
     2.7 “Company” means Krispy Kreme Doughnut Corporation, a North Carolina corporation, and any successor thereto which assumes its obligations under this Plan.
     2.8 “Compensation” means, with respect to a Participant for the period specified, base salary, plus bonuses paid to the Participant under the Company’s incentive plans. The amount considered “Compensation” specifically includes any amounts that would be paid to the Participant, but for a compensation reduction agreement pursuant to Code Sections 125 or the Retirement Savings Plan.
     2.9 “Compensation Payment Date” means, with respect to a Plan Year and a Participant, each date during that Plan Year on which Compensation is paid to that Participant (or would be paid to the Participant, but for an election pursuant to a Participation Election to have the Compensation otherwise payable on that date reduced). For example, each date on which a regular payroll check for a payroll period is given to a Participant is a Compensation Payment Date.
     2.10 “Deferral Contributions” means the compensation deferred by Participants and allocated to Participants’ Deferral Contributions Account, pursuant to Section 4.7.
     2.11 “Deferral Period” means the 12 month period ending each December 31; provided, however, the first “Deferral Period” shall be the shorter period beginning October 1, 2000, and ending December 31, 2000.
     2.12 “Determination Date” means the last business day of each month.
     2.13 “Disability (or Disabled)” means a disability as determined under the Company’s long-term disability plan.
     2.14 “Distribution Election” means the election by a Participant regarding the manner in which his Account will be distributed to him.
     2.15 “Earnings” for each Account means the rate of growth credited or debited to the Account on each Determination Date in a Plan Year, which shall be credited or debited at the rates described in the definition of Investment Index in Section 2.20.
     2.16 “Effective Date” means October 1, 2000.
     2.17 “Employee” means a person classified by the Company as an employee of the Company or its Subsidiaries, regardless of the person’s classification by any federal, state or local government, or any of their agencies.
     2.18 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor statute.
     2.19 “Executive Officer” means an individual named as an executive officer in the Company’s most recent proxy statement, any individuals assuming such status since the most recent proxy statement, the Company’s principal financial officer and the Company’s principal accounting officer.

     2.20 “Investment Index” means each index selected by a Participant to be used as an earnings index pursuant to Section 5. The Investment Indices available to Participants shall be listed in Appendix A. The Committee may select different Indices from time to time.
     2.21 “Krispy Kreme Stock Index” means the unitized Investment Index based on the current value of a share of Krispy Kreme Doughnuts, Inc. common stock. Current value means the closing price, as reported in The Wall Street Journal or other reliable public source, for that day. If dividends are declared additional stock units representing dividend shares shall be credited, as if the stock units were actually shares of Krispy Kreme common stock.
     2.22 “Participant” means a person for whom an Account is maintained.
     2.23 “Participation Election” means the election submitted by a Participant to the Committee prior to the beginning of a Deferral Period, subject to Section 3.1(c), specifying the amount of Deferral Contributions for such Deferral Period. Such election may be submitted in any form permitted by the Committee, including, but not limited to, submission through an interactive voice response system, the Internet, electronic mail, or writing.
     2.24 “Plan” means this Nonqualified Deferred Compensation Plan, as amended from time to time.
     2.25 “Plan Year” means the 12 month period ending each December 31; provided that the first Plan Year shall run from October 1, 2000, through December 31, 2000.
     2.26 “Retirement Savings Plan” means the Retirement Savings Plan of Krispy Kreme Doughnut Corporation, and any successor plan, as it may be amended from time to time.
     2.27 “Subsidiary” means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock.
     2.28 “Termination” means leaving employment with the Company prior to attaining age 65.
     2.29 “Year of Service” means a 12 consecutive month period during which an Employee is credited with at least 1,000 “hours of service” (as defined in the KSOP) with the Employer or any related entity. The first Year of Service shall be measured from the Employee’s date of hire; thereafter Years of Service shall be calculated based on the Plan Year.
ARTICLE 3
PARTICIPATION AND DEFERRALS
     3.1 Eligibility and Participation.
     (a) Eligibility. Eligibility to participate in the Plan shall be limited to those Employees who are selected by the Committee and who are management or highly compensated employees.
     (b) Effective Date of Participation. An eligible Employee shall become a Participant as of the first day of the month following his completion of a Year of Service.

     (c) Part-Year Participation. Employees who become newly eligible to participate in the Plan may begin their participation in the Plan as of a date or dates determined under rules to be established by the Committee. A Participation Election must be submitted to the Committee no later than prescribed by the Committee. If no Participation Election is submitted prior to such day, the Employee shall next be eligible to participate beginning January 1st of the next following calendar year.
     (d) Change in Employment Status. If a Participant is no longer a member of the eligible group of Employees, any current Participation Election shall be continued to the end of the Deferral Period but no new Participation Election may be made by such Participant. All account balances shall remain in the Plan until they are distributed under the terms of Section 6.
ARTICLE 4
DEFERRAL CONTRIBUTIONS
     4.1 Participation Regarding Deferral Contributions. Participants may elect to make Deferral Contributions with respect to any Deferral Period by submitting a Participation Election to the Committee by the date selected by the Committee, which date shall precede the beginning of the Deferral Period. A Participant may make separate Deferral Elections for base salary and for bonus compensation.
     4.2 Withholding of Deferral Contributions. For each Plan Year, the Participant’s Deferral Contributions shall be withheld each Compensation Payment Date in the percentage amount elected in the Participant’s Participation Election for that Plan Year.
     4.3 Form of Deferral. A Participant may elect a deferral in the Participation Election as follows:
     (a) A deferral shall be a portion of the Compensation payable by the Company to the Participant during the Deferral Period.
     (b) The amount(s) to be deferred shall be stated as a percentage, not to exceed the maximums and not to be less than the minimums described in Section 4.4.
     4.4 Limitations on Deferrals. The following limitations shall apply to deferrals:
     (a) Maximum. The Committee shall establish the maximum percentage of Compensation or the maximum percentages of different types of Compensation that may be deferred for each Plan Year prior to the beginning of such Plan Year.
     (b) Minimum. The minimum percentage of Compensation (excluding amounts payable under this Plan) that may be deferred shall be one percent (1%) of base salary; provided, however, that there shall be no minimum for any deferral of a distribution from the Retirement Savings Plan.
     (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect the amount specified in a Participation Election made prior to the Committee’s action.
     4.5 Termination of Employment. If a Participant terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

     4.6 Continuation of Deferral Amount. Once a Participant has submitted a Participation Election, the elected deferral amount shall remain in effect for the applicable Deferral Period. The election shall be irrevocable except as provided in Section 6.3, relating to accelerated distribution.
     4.7 Timing of Credits; Tax and Other Withholding. A Participant’s Deferral Contributions shall be credited to the Deferral Contributions Account in accordance with rules established by the Committee and by such deadlines as the Committee shall establish, in its discretion. Any withholding of taxes or other amounts, including FICA and Medicare taxes, with respect to Deferral Contributions that is required by state, federal or local law shall be withheld from the Participant’s corresponding nondeferred Compensation.
ARTICLE 5
ACCOUNTS
     5.1 Account. For record-keeping purposes only, a Participant’s Deferral Contributions and Earnings shall be credited to the Participant’s Account. The Accounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.
     5.2 Determination of Accounts. Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:
     (a) Deferral Contributions. The Deferral Contributions Account shall be increased by any Deferral Contributions credited since such Determination Date.
     (b) Distributions. The Account shall be reduced by any benefits distributed to the Participant since such Determination Date.
     (c) Earnings. The Account shall be increased or decreased by the Earnings credited on the average daily balance in the Account since such Determination Date.
     5.3 Selection of Investment Index (Indices).
          (a) Initial Selection. At the time a Participant first elects a deferral under Section 4.3, the Participant shall also select the Investment Index or Indices in which the Participant wishes to have the amount of Deferral Contributions deemed invested. The Participant may select any combination of one or more of the Investment Indices in one percent (1%) increments, or as further limited by the Committee. The Participant may elect a different Index or set of Indices as permitted by the Committee.
          If the initial selection of Investment Indices includes the Krispy Kreme Stock Index, such selection must comply with the “Statement of Company Policy — Trades By Company’s Personnel of the Company’s Securities.” In addition, a Participant who is deemed to be an Executive Officer may only elect to have his Account deemed invested in the Krispy Kreme Stock Fund Index if such election is made during a period of time established by the Committee. Such election of investment in the Krispy Kreme Stock Fund Index shall be effective at the beginning of the next Plan Year (January 1).
          (b) Subsequent Selections. After a Participant has made an initial investment election pursuant to Section 5.3(a), the Participant may thereafter revise his investment election daily; provided, however, that investment election changes that affect the portion of the Participant’s Account allocated to the Krispy Kreme Stock Fund Index may only be made during the window period(s) of each Plan

Year established by the Committee. Any such election shall be effective at the beginning of the next Plan Year (January 1).
     5.4 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant’s Account.
     5.5 Statement of Accounts. The Committee shall give to each Participant a statement showing the balances in the Participant’s Account on a quarterly basis and at such other times as may be determined by the Committee.
ARTICLE 6
BENEFIT PAYMENTS
     6.1 Time of Benefit Payments. Participant terminates employment with the Company for any reason, including death or Disability, the Company shall pay to the Participant (or the Participant’s Beneficiary, in case of death) benefits equal to the vested portion of the Participant’s Account on the Determination Date next following the Participant’s termination date.
     6.2 Manner of Benefit Payments. The Participant’s Account shall be paid as elected in his Distribution Election or as elected pursuant to subsection (c) below. If the Participant fails to complete a Distribution Election, his Account shall be paid in the form of a lump sum distribution. The alternative forms of benefit payment are:
     (a) A lump-sum distribution which is equal to the Account balance.
     (b) Quarterly installments of the Account balance amortized over a period of up to ten years. Earnings on the unpaid balance shall continue to be credited to Accounts at the appropriate Investment Index rate. The Account balance shall be reamortized each year, so that the amount of each installment payment will depend on the Earnings credited or debited to the Account during the prior year.
     (c) Small Amounts. Notwithstanding the form elected, if the Participant’s total Account has a value of fifty thousand dollars ($50,000) or less on the applicable Determination Date, the Company may, in its sole discretion, pay such benefit in a lump sum.
     (d) Change in Form of Benefits. A Participant may elect to change the form of benefit payment at any time up to 12 months before the date benefit payments commence. Any changes made to the form of benefit payment within 12 months of the date benefit payments commence will not be valid.
     6.3 Hardship Distribution. Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a partial or complete distribution of his Account, subject to the following:
     (a) Penalty. Ten percent (10%) of the requested distribution amount shall be forfeited and ninety percent (90%) of the requested distribution amount shall be paid to the Participant.
     (b) Suspension of Participation. A Participant who receives a distribution under this Section will be prohibited from deferring for the rest of the current calendar year and for the immediately succeeding calendar year.

     (c) Payment. The Account balance shall be as of the Determination Date immediately preceding the date on which the Committee receives the written request. The Committee shall pay the amount payable under this Section in a lump sum within 30 days following the receipt of the Participant’s written request.
     (d) Restrictions on Timing of Accelerated Distribution Election. If any portion of the Participant’s Account is measured by the Krispy Kreme Stock Index, an election by any Participant to receive an accelerated distribution pursuant to this Section must be made in conformity with the “Statement of Company Policy — Trades By Company’s Personnel of the Company’s Securities.” In addition, a Participant who is deemed to be an Executive Officer and who makes such a request must do so no earlier than six months after the Participant has made an election under Section 5.3 to have some or all of his Account measured by the Krispy Kreme Stock Index.
     6.4 Withholding; Payroll Taxes. The Company shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.
     6.5 Code § 162(m) Restriction. Notwithstanding any other provision of this Plan except hardship withdrawals under Section 6.3, if any portion of a payment in a calendar year would be disallowed as a deduction to the Company because the Participant is an employee for that calendar year subject to Section 162(m) (the $1,000,000 limitation on compensation deduction) of the Code, or any successor provision to such Section, that portion shall instead be paid in the first following calendar year during which the Participant is not subject to Section 162(m) of the Code or any successor provision, by February 28th of such year.
     6.6 Payment to Guardian. If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity or guardianship, as it may deem appropriate prior to distribution. The Company may withhold payment under the Plan upon a dispute as to the proper payee(s) or in any other situation in which the proper payee(s) may be in question, until the proper payee(s) are finally determined in a court of law. Distribution of any benefit under the Plan shall completely discharge the Committee from all liability with respect to such benefit.
ARTICLE 7
BENEFICIARY DESIGNATION
     7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant’s death prior to complete distribution of the Participant’s Account. In the event that no separate Beneficiary designation is made under this Plan, the Participant’s Beneficiary designation made under the Retirement Savings Plan shall determine to whom benefits under this Plan shall be paid in the event of a Participant’s death. If no election is made under either Plan, then the default provisions of the Retirement Savings Plan shall determine the payment of benefits.

ARTICLE 8
ADMINISTRATION
     8.1 Committee.
          (a) The Committee shall administer this Plan.
          (b) The Committee shall be the Compensation Committee of the Board or such of er committee as may be appointed by the Compensation Committee.
          (c) The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and to decide or resolve any and all questions including interpretations of this Plan, in its sole discretion, as may arise in connection with the Plan.
ARTICLE 9
AMENDMENT AND TERMINATION OF PLAN
     9.1 Amendment.
          (a) The Board may, at any time, amend the Plan in whole or in part by written instrument, provided that no amendment shall reduce the amount credited to any Account maintained under the Plan as of the date of the amendment. Any change in the manner that Earnings are credited to Accounts shall not become effective before the first day of the Plan Year that follows the adoption of the amendment, provided, however, that the selection of Investment Indices by the Committee may be changed at any time as long as Participants are given the opportunity to change their selection of Investment Indices prior to the time the Indices are changed.
          (b) Generally, the Company shall amend the Plan by action of the Board. However, the Committee may approve amendments to the Plan, without prior approval or subsequent ratification by the Board, if the amendment: (i) does not significantly change the benefits provided under the Plan (except as required by a change in applicable law); (ii) does not significantly increase the costs of the Plan; and (iii) the amendment is intended either to enable the Plan to remain in compliance with the requirements of the Code, ERISA, or other applicable law, to facilitate administration of the Plan, or to improve the operation of the Plan. A duly authorized officer of the Company shall execute the amendment, evidencing the Company’s adoption of the amendment.
     9.2 Company’s Right to Terminate. The Board may, at any time, partially or completely, terminate the Plan.
          (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional contributions to the Plan. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to contributions made prior to the effective date of such partial termination.
          (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional contributions to the Plan, and by distributing all Accounts under the Plan. If such a complete termination occurs, the Plan shall cease to operate and the Company shall pay out to each Participant the balance in his Account. If termination of the Plan occurs after a Change of Control, payment shall be made in a lump sum; otherwise payment shall be made in a lump sum, unless the Committee determines otherwise. Earnings at an interest rate determined by the Board shall be credited on any unpaid balance in each Account.
ARTICLE 10
MISCELLANEOUS
     10.1 Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.
     10.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any property or asset which may be acquired by the Company. Except as provided in Section 10.3, assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.
     10.3 Trust Fund. At its sole discretion, the Company may establish one or more trusts, with such trustees as the Committee may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from any trust, such benefits shall remain the obligation of the Company. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.
     10.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. Except as may otherwise be required by law or order of a court of competent jurisdiction, no part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
     10.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.
     10.6 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of North Carolina, except as preempted by federal law.

     10.7 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
     10.8 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company, its Subsidiaries, and their successors and assigns. The term successors as used herein shall include any corporate or other business entity, which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.
     10.9 Captions. The captions of the articles, Sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
     10.10 Arbitration of Disputes. Any controversy or claim arising out of, or in any way relating to this Plan shall be settled by arbitration in the city of Winston-Salem, North Carolina, in accordance with the rules then in force of the American Arbitration Association.
     10.11 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant’s benefit under the Plan may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any surviving spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or surviving spouse or any other person and such benefit shall be irrevocably forfeited.
     10.12 Discharge of Obligations. Any payment made under this Plan in good faith by the Company shall completely discharge the Company of any liability to any other individual who asserts a claim to such payment.
     10.13 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, surviving spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.
     10.14 Entire Agreement. This Plan document represents the entire agreement between the Company and any Participant in this Plan. This agreement supersedes any and all prior agreements between the Company and any Participant, whether such agreement or agreements were written or oral. Any amendment or modification to the terms of this Plan must be in writing and signed by an authorized officer of the Company. No Participation Election shall in any way amend, modify, alter or revise this Plan. In the event the terms of the Participation Election conflict with the terms of the Plan, the terms of the Plan shall be controlling.

     IN WITNESS WHEREOF, the authorized officers of the Company have signed this document to be effective upon the Effective Date.

KRISPY KREME DOUGHNUT CORPORATION

By:

Its:

ATTEST:

By:

Its:

APPENDIX A
BB&T US Treasury Money Market
BB&T Short US Government Bond Fund
BB&T Intermediate US Government Bond Fund
MFS Total Return Fund AIM Balanced Fund
MFS Value Fund
AIM Premier Equity Fund
Vanguard 500 Index Fund
AIM Constellation Fund
BB&T Mid-Cap Value Fund
Fidelity Advisor Mid-Cap Fund
Royce Total Return Fund
Oppenheimer Main Street Small-Cap Fund
AIM International Growth Fund
Krispy Kreme Stock Fund

FIRST AMENDMENT TO THE
KRISPY KREME DOUGHNUT CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
     This First Amendment to the Krispy Kreme Doughnut Corporation Nonqualified Deferred Compensation Plan (the “Plan”) is made this 29th day of November, 2001, by Krispy Kreme Doughnut Corporation, and effective February 1, 2001, unless otherwise indicated.
W I T N E S S E T H:
     WHEREAS, Krispy Kreme Doughnut Corporation (the “Corporation”) has amended the Retirement Savings Plan of Krispy Kreme Doughnut Corporation (the “Retirement Savings Plan”) to enable employees to begin participating in the Retirement Savings Plan after completing three months of employment; and
     WHEREAS, the Corporation desires to amend the Plan to be consistent with the revised terms of the Retirement Savings Plan; and
     WHEREAS, the Corporation is authorized to amend the Plan by Section 9.1 of the Plan.
     NOW, THEREFORE, BE IT RESOLVED: that Section 3.1(b) of the Plan shall be amended by adding the following sentence:
Effective January 1, 2002, an eligible Employee shall become a Participant as of the first day of the month following his completion of three months of employment.
     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be executed by the proper officers and its corporate seal hereto affixed as the day and year first written above.

KRISPY KREME DOUGHNUT CORPORATION

By:

Its:

ATTEST:

By:

Its:

SECOND AMENDMENT TO THE
KRISPY KREME DOUGHNUT CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
     This Second Amendment to the Krispy Kreme Doughnut Corporation Nonqualified Deferred Compensation Plan (the “Plan”) is made this 11th day of April 2003, by Krispy Kreme Doughnut Corporation, and effective February 1, 2003, unless otherwise indicated.
W I T N E S S E T H:
     WHEREAS, Krispy Kreme Doughnut Corporation (the “Corporation”) has terminated the Retirement Income Plan for Key Employees of Krispy Kreme Doughnut Corporation (the “SERP”); and
     WHEREAS, the SERP provides that vested participants will be entitled to receive benefits upon the later of their termination of employment or attainment of age 65; and
     WHEREAS, the Corporation wishes to allow SERP participants to be credited with an amount under the Plan that is the actuarial equivalent of their SERP benefit, in lieu of receiving benefits from the SERP; and
     WHEREAS, the Corporation is authorized to amend the Plan.
     NOW, THEREFORE, BE IT RESOLVED: that a new Section 4.8 shall be added to the Plan to read as follows:
     4.8 Deferral of SERP Benefit. In addition to the regular Deferral Contributions described in this Article IV, a Participant may elect to defer benefits payable to him under the provisions of the Retirement Income Plan for Key Employees of Krispy Kreme Doughnut Corporation in accordance with the rules established by the Committee, in its discretion. Any amounts deferred pursuant to this Section 4.8 shall be treated as additions to the Participant’s Deferral Contributions Account for all purposes under the Plan.
     IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to be executed by the proper officer as the day and year first written above.

KRISPY KREME DOUGHNUT CORPORATION

By:

Its:

ATTEST:

By:

Its:

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF KRISPY KREME DOUGHNUT CORPORATION
TO ACTION WITHOUT MEETING
     The undersigned, being all the directors of Krispy Kreme Doughnut Corporation (the “Corporation”), do hereby take the following actions and make the following resolutions by signing their written consent hereto:
     WHEREAS, the Corporation is the sponsor of the Krispy Kreme Doughnut Corporation Nonqualified Deferred Compensation Plan (the “Plan”);
     WHEREAS, the Corporation has terminated the Retirement Income Plan for Key Employees of Krispy Kreme Doughnut Corporation (the “SERP”);
     WHEREAS, the Corporation believes that it is appropriate to amend the Plan to permit SERP participants to defer their SERP benefits under the Plan; and
     WHEREAS, the Plan provides that the Corporation may amend the Plan.
     NOW, THEREFORE, BE IT RESOLVED: that the Corporation hereby adopts the Second Amendment to the Plan; and further
     RESOLVED: that the officers of the Corporation are authorized and directed to take all actions necessary to effectuate the amendment of the Plan and the deferral of SERP benefits by Plan participants.
     This action is taken effective April 1, 2003.

Randy S. Casstevens

Frank Murphy

John W. Tate

CONSENT TO ACTION WITHOUT MEETING
OF THE COMPENSATION COMMITTEE OF
KRISPY KREME DOUGHNUTS, INC.
     The undersigned, being all of the members of the Compensation Committee of Krispy Kreme Doughnuts, Inc. (the “Committee”), do hereby consent to and adopt the following resolutions by written consent in lieu of a meeting, and hereby direct that these resolutions be filed with the minutes of the proceedings of the Committee.
     WHEREAS, participation in the Krispy Kreme Doughnut Corporation Nonqualified Deferred Compensation Plan (the “401(k) Mirror Plan”) has previously been limited to employees at the vice president level and above; and
     WHEREAS, the 401(k) Minor Plan provides that the Committee shall designate employees who may participate in the Plan from the total group of employees who are management or highly compensated employees; and
     WHEREAS, the Committee has determined that it is appropriate to allow all participants who are considered to be “highly compensated employees” by the Internal Revenue Service to participate in the 401(k) Mirror Plan on a limited basis; and
     WHEREAS, the Committee is responsible for the administration of the Plan.
     NOW, THEREFORE, BE IT RESOLVED, that effective January 1, 2004, all employees who are determined to be “highly compensated employees” for purposes of the ADP test performed under the Krispy Kreme Doughnut Corporation Retirement Savings Plan shall be eligible to participate in the Krispy Kreme Doughnut Corporation Nonqualified Deferred Compensation Plan for the limited purpose of being eligible to make Deferral Contributions under the 401(k) Mirror Plan with respect to amounts refunded to the employee from the Retirement Savings Plan as a result of the ADP test; and further
     RESOLVED: that the Plan shall be administered in accordance with the foregoing resolution with respect to compensation earned in 2004 and subsequent years, until such time as the Committee acts to revise bow the 401(k) Mirror Plan is administered; and further
     RESOLVED, that the members of the Committee and officers of the Company are hereby authorized and directed to take such actions as they may deem necessary, desirable or proper to effect these resolutions.

James H. Morgan, Chairman

Robert L. Strickland

Dr. Su Hua Newton